CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.
ARTICLES SUPPLEMENTARY

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC., a Maryland corporation having its principal Maryland office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
(the "Department") that:FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law ("MGCL"), and by a resolution of its Board of Directors, the Corporation has elected to repeal the Corporation's prior election to become subject to Sections 3-804(a) and 3-805 of the MGCL.SECOND: The election to repeal the Corporation's prior election to become subject to Sections 3-804(a) and 3-805 of the MGCL has been approved by the Board of Directors of the Corporation in the manner and by the vote required by law.IN WITNESS WHEREOF, Credit Suisse Asset Management Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 4th day of May, 2009, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:


/s/J. Kevin Gao
J. Kevin Gao
Secretary	CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:  /s/George R. Hornig
        George R. Hornig
         President




CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.
ARTICLES SUPPLEMENTARY

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC., a Maryland corporation having its principal Maryland office in Baltimore
City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General
Corporation Law ("MGCL"), and by a resolution of its Board of Directors, the Corporation has elected to repeal the Corporation's prior election to become subject to Sections 3-804
(a) and 3-805 of the MGCL.SECOND: The election to repeal the Corporation's prior election to become subject to Sections 3-804(a) and 3-805 of the MGCL has been approved by the Board of Directors of the Corporation in the manner and by the vote required by law.
IN WITNESS WHEREOF, Credit Suisse Asset Management Income Fund, Inc.
 has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 4th day of May, 2009, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:


/s/J. Kevin Gao
J. Kevin Gao
Secretary	CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:  /s/George R. Hornig
        George R. Hornig
         President